                                   EXHIBIT 24

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Richard M. Kahler, as attorney-in-fact, to sign in his behalf, individually and in each capacity stated below, and to file this Annual Report on Form 10-K and all amendments and/or supplements to this Annual Report on Form 10-KSB.

Signature                      Title                                Date
- ---------                      -----                                ----



/s/Joshua Fong                 Chairman of the Board           March 21 , 1996
- ------------------------       and Director
Joshua Fong, O.D.



                               Director                        March     , 1996
- ------------------------
William R. Henson



                               Director                        March     , 1996
- ------------------------
Dimitri V. Koroslev



/s/William E. Peluso           Director                        March 21 , 1996
- ------------------------
William E. Peluso



/s/Oswald A. Rugaard           Director                        March  21, 1996
- ------------------------
Oswald A. Rugaard



/s/Randall D. Greenfield       Chief Financial                 March 21 , 1996
- ------------------------       Officer (Principal
Randall D. Greenfield          Financial Officer
                               and Principal
                               Accounting Officer)
                               and Secretary